                                                    RULE NO. 424(b)(5)
                                                    REGISTRATION NO. 33-63139

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 17, 1997)

                                 $350,000,000
                           TCI COMMUNICATIONS, INC.

                  6 3/8% SENIOR NOTES DUE SEPTEMBER 15, 1999

                              ------------------

                  INTEREST PAYABLE MARCH 15 AND SEPTEMBER 15

                              ------------------

  The Notes will mature on September 15, 1999. Interest on the Notes is payable semi-annually on March 15 and September 15 of each year, beginning March 15, 1998. The Notes may not be redeemed prior to maturity and are not subject to any sinking fund.

  The Notes will be issuable and transferable only in fully registered form, in denominations of $1,000 and any integral multiple thereof.

                              ------------------

  SEE "RISK FACTORS" ON PAGE S-2 OF THIS PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NOTES OFFERED HEREBY.

                              ------------------

THESE  SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION  OR   ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION  OR ANY  STATE SECURITIES  COMMISSION
   PASSED  UPON THE ACCURACY OR  ADEQUACY OF THIS PROSPECTUS SUPPLEMENT  OR
    THE  PROSPECTUS  TO  WHICH  IT  RELATES.  ANY  REPRESENTATION  TO  THE
     CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                            PRICE TO   UNDERWRITING PROCEEDS TO
                                           PUBLIC(1)   DISCOUNT(2)   COMPANY(1)
--------------------------------------------------------------------------------
Per Note.................................   99.954%      0.3125%      99.6415%
--------------------------------------------------------------------------------
Total.................................... $349,839,000  $1,093,750  $348,745,250

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Plus accrued interest, if any, from September 22, 1997.
(2) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

                              ------------------

  The Notes offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Notes will be made in New York, New York on or about September 22, 1997.

                              ------------------

LEHMAN BROTHERS                                             MERRILL LYNCH & CO.
      BEAR, STEARNS & CO. INC.
                                 CREDIT SUISSE FIRST BOSTON
                                                           SALOMON BROTHERS INC

September 17, 1997

  CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE NOTES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF NOTES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               ----------------

                                 RISK FACTORS

  The Company incurred net losses of $452 million and $120 million for the years ended December 31, 1996 and 1995, respectively, and a net loss of $194 million for the six months ended June 30, 1996. The Company had net earnings of $94 million for the year ended December 31, 1994 and net earnings of $26 million for the six months ended June 30, 1997. Notwithstanding the losses it has incurred, the Company has been able to, and expects to continue to be able to, satisfy its debt service and other obligations as and when they become due. The Company's operating cash flow (operating income before depreciation, amortization, compensation relating to stock appreciation rights, adjustments to compensation relating to stock appreciation rights and restructuring charges) ($2,230 million, $2,043 million and $1,801 million for the years ended December 31, 1996, 1995 and 1994, respectively, and $1,358 million and $1,044 million for the six months ended June 30, 1997 and 1996, respectively) has historically been sufficient to cover its interest expense ($1,041 million, $962 million and $777 million for the years ended December 31, 1996, 1995 and 1994, respectively, and $546 million and $493 million for the six months ended June 30, 1997 and 1996, respectively). The Company's interest coverage ratios for the years ended December 31, 1996, 1995 and 1994 were 214%, 212% and 232%, respectively, and for the six month periods ended June 30, 1997 and 1996 were 249% and 212%, respectively. Operating cash flow is a measure of value and borrowing capacity within the cable television industry and is not intended to be a substitute for cash flows provided by operating activities, a measure of performance prepared in accordance with generally accepted accounting principles, and should not be relied upon as such. Operating cash flow, as defined, does not take into consideration substantial costs of doing business, such as interest expense, and should not be considered in isolation to other measures of performance.

  Another measure of liquidity is net cash provided by operating activities as reflected in the Company's consolidated statements of cash flows. Net cash provided by operating activities ($1,247 million, $1,263 million and $1,142 million for the years ended December 31, 1996, 1995 and 1994, respectively, and $833 million and $521 million for the six months ended June 30, 1997 and 1996, respectively) reflects net cash from the operations of the Company available for the Company's liquidity needs after taking into consideration the aforementioned substantial costs of doing business not reflected in operating cash flow. Except for the six months ended June 30, 1997, amounts expended by the Company for its investing activities during the aforementioned periods exceeded net cash provided by operating activities.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The ratio of earnings to fixed charges of the Company was 1.21, 1.22 and
1.00 for the years ended December 31, 1994, 1993 and 1992, respectively, and
1.07 for the six months ended June 30, 1997. The ratio of earnings to fixed charges of the Company was less than 1.00 for the years ended December 31, 1996 and 1995, and for the six months ended June 30, 1996; thus, earnings available for fixed charges were inadequate to cover fixed charges for such periods. The amounts of the coverage deficiencies were $394 million and $170 million for the years ended December 31, 1996 and 1995, respectively, and $298 million for the six months ended June 30, 1996. For the ratio calculations, earnings available for fixed charges consists of earnings (losses) before income taxes plus fixed charges (minus capitalized interest), distributed earnings of less than 50%-owned affiliates and losses of less than 50%-owned affiliates with debt not guaranteed by the Company (net of earnings not distributed of less than 50%-owned affiliates), minority interests in earnings (losses) of consolidated subsidiaries, the elimination of preferred stock dividend requirements of consolidated subsidiaries to 50%-owned affiliates, and preferred stock dividend requirements of 50%-owned affiliates which have been deducted in determining pretax income, other than dividends payable to the Company. Fixed charges consist of (i) interest

(including capitalized interest) on debt, including interest of less than 50%- owned affiliates with debt guaranteed by the Company, (ii) the elimination of interest of consolidated subsidiaries to 50%-owned affiliates, (iii) the Company's proportionate share of interest of 50%-owned affiliates, (iv) that portion of rental expense the Company believes to be representative of interest (one-third of rental expense), (v) amortization of debt expense, (vi) that portion of minority interests in earnings (losses) of consolidated subsidiaries that represent the amount of pretax earnings that would be required to cover preferred stock dividend requirements of consolidated subsidiaries, (vii) that portion of minority interests in earnings (losses) of consolidated subsidiaries that represents dividend requirements on Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely subordinated debt securities of a subsidiary, (viii) the amount of pretax earnings that would be required to cover preferred stock dividend requirements of the Company, (ix) the elimination of preferred stock dividend requirements of consolidated subsidiaries to 50%-owned affiliates, and (x) the preferred stock dividend requirements of 50%-owned affiliates, other than dividends payable to the Company. The Company has guaranteed the debt of certain less than 50%-owned affiliates and certain other entities in which it has an interest. Fixed charges of $13 million, $5 million, $5 million, $14 million and $3 million relating to such guarantees for the years ended December 31, 1996, 1995, 1994, 1993 and 1992, respectively, and fixed charges of $8 million and $2 million relating to such guarantees for the six months ended June 30, 1997 and 1996, respectively, have not been included in fixed charges.

                                USE OF PROCEEDS

  The Company intends to use the net proceeds it receives from the sale of the Notes, together with other funds of the Company, to redeem in full its Remarketed Floating Rate Reset Notes due September 15, 2003 in the principal amount of $350 million (the "Reset Notes"). The Reset Notes were initially issued on September 11, 1996, and pay interest, in arrears, on a quarterly basis. The interest rate on the Reset Notes resets quarterly, and equals LIBOR (as defined) for the applicable quarter plus a spread which, for the period from issuance to September 15, 1997, was .65%. For the quarter ended September 15, 1997, the interest rate on the Reset Notes was 6.4625%. Pending the redemption of the Reset Notes by the Company, which is expected to occur on September 22, 1997, the Reset Notes will bear interest from September 15, 1997 at the rate of 11.4375%. The net proceeds of the Reset Notes were used by the Company to reduce then outstanding indebtedness and for other general corporate purposes.

                             DESCRIPTION OF NOTES

GENERAL

  The Notes will be issued under an Indenture, dated as of December 20, 1995 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"), and are a series of Senior Debt Securities described in the accompanying Prospectus. Reference should be made to the accompanying Prospectus for a detailed summary of additional terms and provisions of the Notes and the Indenture. Capitalized terms not defined herein have the meanings ascribed to them in the accompanying Prospectus and the Indenture.

  The Notes will be limited to $350,000,000 aggregate principal amount and will mature September 15, 1999. Each Note will bear interest at the rate per annum shown on the front cover of this Prospectus Supplement from September 22, 1997 or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually on March 15 and September 15 of each year, commencing March 15, 1998, to the person in whose name the Note is registered at the close of business on the first day of the month in which such interest payment date occurs.

  The Notes will be issued only in fully registered form in denominations of $1,000 and integral multiples thereof.

  The Company has appointed The Bank of New York, 101 Barclay Street, New York, New York 10286, as the Paying Agent and Registrar where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served.

  After giving effect to the sale of the Notes offered hereby, the Company will have sold $2,805 million of the $3 billion in maximum aggregate initial offering price of Debt Securities that may be sold pursuant to the Registration Statement of which this Prospectus Supplement, and the accompanying Prospectus, form a part.

REDEMPTION

  The Notes may not be redeemed by the Company prior to maturity.

  There is no provision for a sinking fund for the Notes.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Company has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase, the principal amount of Notes set forth opposite its respective name below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Notes offered hereby if any of the Notes are purchased. In the event of default by one or more of the Underwriters, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the nondefaulting Underwriters may be increased or additional underwriters may be added, or the Underwriting Agreement may be terminated.

                                                                     PRINCIPAL
                                                                     AMOUNT OF
          UNDERWRITER                                                  NOTES
          -----------                                               ------------
      Lehman Brothers Inc. ........................................ $ 70,000,000
      Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated..................................... $ 70,000,000
      Bear, Stearns & Co. Inc. .................................... $ 70,000,000
      Credit Suisse First Boston Corporation....................... $ 70,000,000
      Salomon Brothers Inc ........................................ $ 70,000,000
                                                                    ------------
          Total.................................................... $350,000,000
                                                                    ============

  The Company has been advised that the Underwriters propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less concessions not in excess of .200% of the principal amount of the Notes. The Underwriters may allow, and such dealers may reallow, a discount not in excess of .100% of the principal amount of the Notes to certain other dealers. After the initial public offering, the public offering price, concessions and discounts may be changed.

  The Underwriters have agreed to pay the Company $200,000 in respect of certain of its costs and expenses.

  The Notes are a new issue of securities with no established trading market. The Company has been advised that the Underwriters intend to act as market makers for the Notes. However, the Underwriters are not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

  The Company has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or contribute to payments which the Underwriters may be required to make in respect thereof.

  Until the distribution of the Notes is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Notes. As an exception to the these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

  If the Underwriters create a short position in the Notes in connection with this offering, i.e., if they sell more Notes than are contemplated on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Notes in the open market.

  The Underwriters may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Underwriters purchase Notes in the open market to reduce the Underwriters' short position or to stabilize the price of the Notes they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those securities as part of the offering.

  In general, purchases of a security for the purpose of stabilization or to cover a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

  Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  Certain of the Underwriters and certain of their affiliates engage in transactions with and perform services for the Company and certain of its subsidiaries and affiliates in the ordinary course of business.

                             VALIDITY OF THE NOTES

  The legality of the Notes offered hereby will be passed upon for the Company by Baker & Botts, L.L.P., 599 Lexington Avenue, New York, New York 10022-6030. Jerome H. Kern, a special counsel to Baker & Botts, L.L.P., is a director of Tele-Communications, Inc., which owns all of the outstanding common stock of the Company. Certain partners of Baker & Botts, L.L.P. hold shares, restricted shares and/or options to purchase shares of Tele-Communications, Inc. Series A TCI Group Common Stock, Tele-Communications, Inc. Series A TCI Ventures Group Common Stock and/or Tele-Communications, Inc. Series A Liberty Media Group Common Stock. Certain legal matters in connection with the offering will be passed upon for the Underwriters by Brown & Wood LLP, One World Trade Center, New York, New York 10048-0557.

                                    EXPERTS

  The consolidated balance sheets of TCI Communications, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and all related financial statement schedules, which appear in the December 31, 1996 Annual Report on Form 10-K of TCI Communications, Inc., as amended by Form 10-K/A (Amendment No. 1), have been incorporated by reference herein, in reliance upon the reports, dated March 24, 1997, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

                           TCI COMMUNICATIONS, INC.

                                DEBT SECURITIES

  TCI Communications, Inc. (the "Company") from time to time may offer its debentures, notes, bonds or other evidences of indebtedness (the "Debt Securities") for a maximum aggregate initial offering price of $3 billion (or the equivalent thereof denominated in one or more foreign currencies, foreign currency units or composite currencies). The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale and to be set forth in supplements to this Prospectus. The Debt Securities may be offered as convertible Debt Securities which, unless previously redeemed or otherwise purchased, will be convertible at any time during the conversion period specified in a supplement to this Prospectus into shares of Tele-Communications, Inc.'s Series A TCI Group Common Stock, $1.00 par value per share (the "Series A TCI Group Common Stock"). The Debt Securities may be issued in registered form without coupons attached ("Registered Debt Securities"), in bearer form with or without coupons attached ("Bearer Debt Securities") and in the form of one or more global securities ("Global Securities"). See "Description of Debt Securities." Bearer Debt Securities will be offered only to non-United States persons (subject to certain exceptions) and to branches, located outside the United States, of certain United States financial institutions. See "Description of Debt Securities--Limitations on Issuance of Bearer Debt Securities." The Company may sell Debt Securities on a negotiated or competitive bid basis to or through underwriters or dealers designated from time to time, and also may sell Debt Securities directly to other purchasers or through agents designated from time to time. See "Plan of Distribution." Prior to the date of this Prospectus, the Company sold Debt Securities pursuant to the Registration Statement of which this Prospectus is a part having an aggregate principal amount of $2,050 million.

  Certain terms of the Debt Securities in respect of which this Prospectus is being delivered, including, where applicable, the specific designation (including whether senior, senior subordinated or subordinated and whether convertible), aggregate principal amount, maturity (which may be fixed or extendible), interest rate or rates (which may be fixed or variable), if any, and time of payment of interest, if any, authorized denominations, currency or currencies in which principal, premium, if any, and interest are payable, initial conversion price or conversion rate and any specific terms relating to the adjustment thereof that are in addition to or different from those described herein, the period during which any convertible Debt Securities may be converted, any terms for a sinking fund or for redemption, purchase or exchange at the option of the Company or the holder (including the form or method of payment, which may include cash, Debt Securities of another series or other forms of consideration), the terms of any guarantee of any Debt Securities by Tele-Communications, Inc. (the "Parent"), any covenants or events of default that are in addition to or different from those described herein, the designation and qualification (to the extent not already designated and qualified and described herein) of any trustee with respect to the Debt Securities, and any other specific terms of the Debt Securities, will be set forth in a Prospectus Supplement accompanying this Prospectus (the "Prospectus Supplement"). Debt Securities may be issued as Original Issue Discount Securities to be sold at a substantial discount below their principal amount and, if issued, certain terms thereof will be set forth in the Prospectus Supplement related thereto. See "Description of Debt Securities." The Debt Securities in respect of which this Prospectus is being delivered are hereinafter referred to collectively as the "Offered Securities." The terms of the offering and sale of the Offered Securities, including, where applicable, the name or names of any agents, dealers or underwriters to be utilized in connection with the offer and sale of the Offered Securities, the principal amount of Debt Securities to be purchased by underwriters, the purchase price of the Offered Securities and the proceeds to the Company from such sale, any applicable commissions, discounts or other items constituting compensation of such agents or underwriters, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, will also be set forth in the accompanying Prospectus Supplement. The Company reserves the sole right to accept and, together with its agents, from time to time, to reject in whole or in part any proposed purchase of the Offered Securities to be made directly or through agents. See "Plan of Distribution" for possible indemnification arrangements for agents, dealers and underwriters.

  This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by the Prospectus Supplement applicable to the Offered Securities being sold.

                                ---------------

 THESE SECURITIES  HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY  THE SECURITIES
   AND EXCHANGE COMMISSION OR  ANY STATE SECURITIES  COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION
      PASSED UPON  THE  ACCURACY  OR ADEQUACY  OF  THIS  PROSPECTUS. ANY
       REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

               The date of this Prospectus is January 17, 1997.

                             AVAILABLE INFORMATION

  The Company and the Parent have filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a registration statement on Form S-3 (Registration No. 33-63139) (together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities, the shares of Series A TCI Group Common Stock that may be issuable upon conversion of any convertible Debt Securities and the guarantees that may be issued by the Parent in respect of Debt Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company, the Parent, the Debt Securities, the Series A TCI Group Common Stock and the guarantees of the Parent offered hereby, reference is made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

  Each of the Company and the Parent is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Such reports and other information filed with the Commission under the Exchange Act by the Company and/or the Parent can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants (including the Company and the Parent) that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov. Reports, proxy statements, information statements and other information concerning the Company and the Parent can also be inspected at the Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  The following documents have been filed with the Commission by the Company (File No. 0-5550) and by the Parent (File No. 0-20421) and are incorporated into this Prospectus by reference and made a part hereof:

   1. The Annual Report on Form 10-K of the Parent for the year ended December 31, 1995.

   2. The Annual Report on Form 10-K of the Company for the year ended December 31, 1995.

   3. The Quarterly Reports on Form 10-Q of the Parent for the quarters ended March 31, 1996 (as amended by Form 10-Q/A (Amendment No. 1)), June 30, 1996 and September 30, 1996.

   4. The Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, 1996 (as amended on Form 10-Q/A (Amendment No. 1)), June 30, 1996 and September 30, 1996.

   5. The Current Reports on Form 8-K of the Parent dated February 9, 1996, June 19, 1996, July 2, 1996, August 5, 1996, September 3, 1996,
      September 11, 1996 and December 17, 1996.

   6. The Current Reports on Form 8-K of the Company dated February 9, 1996, February 14, 1996, May 22, 1996, June 7, 1996, June 19, 1996, July 2,
      1996, August 5, 1996, September 3, 1996, September 11, 1996 and December 17, 1996.

   7. The financial statements and notes thereto of Cablevision (a combination of certain cable television assets of Cablevision S.A., Televisora Belgrano S.A., Construred S.A. and Univent's S.A.) as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, which appear in the Current Report on Form 8-K of the Parent and the Company, dated April 20, 1995 (as amended by Form 8-K/A (Amendment No. 1)).

   8. The description of the Series A TCI Group Common Stock included in Items 3 and 4 of the Parent's registration statement on Form 8-B (as amended by Form 8-B/A (Amendments No. 1, 2, 3 and 4)) and Item 1 of the Parent's registration statement on Form 8-A (as amended by Form 8-A/A (Amendments No. 1 and 2)).

  All documents filed by the Company and/or the Parent with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company and the Parent will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than certain exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Such requests should be addressed to Stephen M. Brett, Esq., Senior Vice President, TCI Communications, Inc., Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500.

                          THE COMPANY AND THE PARENT

  The Company is the largest provider of cable television services in the United States, based on the number of basic subscribers served by the Company and its subsidiaries and affiliates at September 30, 1996. At that date, the Company, through its subsidiaries and affiliates, operated cable television systems throughout the continental United States and Hawaii. The Parent owns all of the common stock of the Company.

  The Parent, through its subsidiaries (including the Company) and affiliates, is principally engaged in the construction, acquisition, ownership and operation of cable television systems and in the provision of satellite-delivered video entertainment, information and home shopping programming services to various distribution media, principally cable television systems. The Parent also has interests in cable and telecommunications operations and television programming in certain international markets, as well as investments in companies and joint ventures involved in developing and providing programming for new television and telecommunications technologies.

  The executive offices of the Company and the Parent are located at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500. Unless the context indicates otherwise and except as used in the discussion under the caption "Description of Debt Securities," the "Company" means TCI Communications, Inc. and its consolidated subsidiaries and the "Parent" means Tele-Communications, Inc. and its consolidated subsidiaries.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Offered Securities, together with internally generated funds, may be used to repay, redeem or repurchase outstanding indebtedness of the Company; for general operations of the Company, including acquisitions, capital expenditures and working capital requirements; or for such other purposes as may be specified in the Prospectus Supplement. All or a portion of such proceeds may be advanced to the Parent in the form of dividends or loans and/or to other affiliates of the Company in the form of loans or as a contribution to capital. See "Description of Debt Securities."

  A brief description of any indebtedness to be repaid with the proceeds of the Offered Securities will be set forth in the Prospectus Supplement. The amount of the Company's future capital expenditures for cable television operations will be determined by acquisitions of additional cable television systems, contractual obligations under existing franchises, expansions of existing systems through rebuilds and upgrades, technological developments and various other economic factors and market conditions. Specific plans, arrangements or agreements, written or oral, with respect to any material acquisitions by the Company by merger or otherwise, or with respect to any material disposition of assets by the Company, if any, will, to the extent not disclosed in a document incorporated by reference herein, be disclosed in the Prospectus Supplement.

  Pending application of the net proceeds to the foregoing uses, the net proceeds will be added to the Company's working capital and invested in short-term interest-bearing obligations. Such investments will be subject to fluctuating interest rates which may be lower than the rates applicable to the Debt Securities.

  The Company may borrow additional funds from time to time from public and private sources on both a long-term and short-term basis any may sell commercial paper to fund its future capital and working capital requirements in excess of internally generated funds. Certain of such borrowings may rank senior in right of payment to the indebtedness represented by the Offered Securities but only if such Offered Securities are not "Senior Debt Securities." See "Description of Debt Securities."

                      RATIO OF EARNINGS TO FIXED CHARGES

  The ratio of earnings to combined fixed charges and preferred stock dividends of the Company was 1.21, 1.22, and 1.00 for the years ended December 31, 1994, 1993 and 1992, respectively. The ratio of earnings to combined fixed charges and preferred stock dividends of the Company was less than 1.00 for the years ended December 31, 1995 and 1991, and for the nine months ended September 30, 1996 and 1995; thus, earnings available for combined fixed charges and preferred stock dividends were inadequate to cover combined fixed charges and preferred stock dividends for such periods. The amounts of the coverage deficiencies were $170 million and $177 million for the years ended December 31, 1995 and 1991, respectively, and $388 million and $63 million for the nine months ended September 30, 1996 and 1995, respectively. For the ratio calculations, earnings available for combined fixed charges and preferred stock dividends consists of earnings (losses) before income taxes plus fixed charges (minus capitalized interest), distributions from and losses of less than 50%-owned affiliates with debt not guaranteed by the Company (net of earnings not distributed of less than 50%-owned affiliates), minority interests in earnings (losses) of consolidated subsidiaries, the elimination of preferred stock dividend requirements of consolidated subsidiaries to 50%-owned affiliates, and preferred stock dividend requirements of 50%-owned affiliates, other than amounts to the Company. Combined fixed charges and preferred stock dividends consist of (i) interest (including capitalized interest) on debt, including interest of less than 50%-owned affiliates with debt guaranteed by the Company, (ii) the elimination of interest of consolidated subsidiaries to 50%- owned affiliates, (iii) the Company's proportionate share of interest of 50%- owned affiliates, (iv) that portion of rental expense the Company believes to be representative of interest (one-third of rental expense), (v) amortization of debt expense, (vi) that portion of minority interests in earnings (losses) of consolidated subsidiaries that represent the amount of pretax earnings that would be required to cover preferred stock dividend requirements of consolidated subsidiaries, (vii) that portion of the Company's earnings (losses) that represent the amount of pretax earnings that would be required to cover preferred stock dividend requirements of the Company, (viii) the elimination of preferred stock dividend requirements of consolidated subsidiaries to 50%-owned affiliates, and (ix) the preferred stock dividend requirements of 50%-owned affiliates, other than amounts to the Company. The Company has guaranteed the debt of certain less than 50%-owned affiliates and certain other entities in which it has an interest. Fixed charges of $5 million, $5 million, $14 million, $3 million and $1 million relating to such guarantees for the years ended December 31, 1995, 1994, 1993, 1992 and 1991, respectively, and fixed charges of $3 million and $3 million relating to such guarantees for the nine months ended September 30, 1996 and 1995, respectively, have not been included in fixed charges.

                        DESCRIPTION OF DEBT SECURITIES

  The Company may offer Debt Securities consisting of Senior Debt Securities, Senior Subordinated Debt Securities or Subordinated Debt Securities, any of which Debt Securities may be issued as Convertible Debt Securities, or any combination of the foregoing, provided that the aggregate initial offering price of the Debt Securities offered pursuant to the Registration Statement will not exceed $3 billion (or the equivalent thereof denominated in one or more foreign currencies, foreign currency units or composite currencies).

  The Debt Securities will represent unsecured general obligations of the Company. The Senior Debt Securities will be senior to all subordinated indebtedness of the Company, and pari passu (equally and ratably) with other unsecured, unsubordinated indebtedness of the Company. The Senior Subordinated Debt Securities will be subordinate in right of payment to certain other debt obligations of the Company, pari passu with certain other senior subordinated indebtedness of the Company and senior to certain other subordinated indebtedness of the Company. The Subordinated Debt Securities will be subordinate in right of payment to certain other debt obligations of the Company and pari passu with certain other subordinated indebtedness of the Company. At September 30, 1996, the Company had an aggregate of approximately $9.26 billion of total Debt (as defined under "Senior Debt Securities-- Definitions") (including guarantees of indebtedness of others and the unaccreted portion of indebtedness issued at a discount, but excluding indebtedness owed to subsidiaries), substantially all of which would rank on a parity in right of payment with the Senior Debt Securities. At that date, the Company and its subsidiaries also had an aggregate of approximately $1.7 billion in undrawn lines of credit (excluding amounts related to lines of credit which provide availability to support commercial paper).

  The Company is a holding company and its assets consist primarily of investments in its subsidiaries. A substantial portion of the consolidated liabilities of the Company have been incurred by its subsidiaries. Therefore, the Company's rights and the rights of its creditors, including holders of Debt Securities, to participate in the distribution of assets of any subsidiary upon the latter's liquidation or reorganization will be subject to prior claims of the subsidiary's creditors, including trade creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary (in which case the claims of the Company would still be subject to the prior claims of any secured creditor of such subsidiary and of any holder of indebtedness of such subsidiary that is senior to that held by the Company). At September 30, 1996, the Company's subsidiaries had total Debt of approximately $5.44 billion (including guarantees of indebtedness of others and the unaccreted portion of indebtedness issued at a discount, but excluding indebtedness owed to the Company).

  The Debt Securities will be obligations exclusively of the Company. The Company's ability to service its indebtedness, including the Debt Securities, is dependent primarily upon the earnings of its subsidiaries and the distribution or other payment of such earnings to the Company in the form of dividends, loans or advances, payment or reimbursement for management fees and expenses, and repayment of loans and advances from the Company. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Debt Securities or to make any funds available therefor, whether by dividends, loans or other payments. The payment of dividends or the making of loans and advances to the Company by its subsidiaries may be subject to statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Further, certain of the Company's subsidiaries are subject to loan agreements that prohibit or limit the transfer of funds by such subsidiaries to the Company in the form of loans, advances or dividends and require that such subsidiaries' indebtedness to the Company be subordinate to the indebtedness under such loan agreements. The amount of net assets of subsidiaries subject to such restrictions exceeds the Company's consolidated net assets. The Parent is also a separate and distinct legal entity and it has no obligation, contingent or otherwise, to pay any amounts due pursuant to the Debt Securities or to make any funds available therefor, whether by loans or other payments, except for any Offered Securities which the Parent has specifically elected to guarantee as set forth in an applicable Prospectus Supplement. See "--Guarantees of Debt Securities" below.

  The Senior Debt Securities will be issued under an Indenture, dated as of December 20, 1995, executed by the Company and The Bank of New York, as Trustee (the "Senior Indenture"); the Senior Subordinated Debt Securities will be issued under an Indenture to be executed by the Company and a trustee designated in accordance with the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") (the "Senior Subordinated Indenture"); and the Subordinated Debt Securities will be issued under an Indenture to be executed by the Company and a trustee designated in accordance with the Trust Indenture Act (the "Subordinated Indenture"). In this Prospectus, the Senior Indenture, the Senior Subordinated Indenture and the Subordinated Indenture are sometimes collectively referred to as the Indentures and individually as an Indenture and the Trustee under the Senior Indenture, the Trustee under the Senior Subordinated Indenture and the Trustee under the Subordinated Indenture are sometimes collectively referred to as the Trustees and individually as a Trustee. In the event that any particular series of Debt Securities are guaranteed by the Parent, the applicable Indenture will be supplemented by a supplemental indenture among the Company, as issuer, the Parent, as guarantor, and the Trustee. Any such supplemental indenture will be filed as an exhibit to a Current Report on Form 8-K to be filed by the Company and Parent following the issuance of such series of guaranteed Debt Securities. See "-- Guarantees of Debt Securities" below. The terms of the Senior Debt Securities, the Senior Subordinated Debt Securities and the Subordinated Debt Securities include those stated in the respective Indentures and in any supplemental indenture, and those made part of the Indentures by reference to the Trust Indenture Act, as in effect on the date of the applicable Indenture. The Indentures (or form thereof, as the case may be) are filed as exhibits to the Registration Statement. The Debt Securities are subject to all such terms and holders of Debt Securities are referred to the respective Indentures and the Trust Indenture Act for a statement of such terms. See "Additional Information."

  The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Indentures. As used in this section "Description of Debt Securities," unless the context indicates otherwise, the term "Company" means TCI Communications, Inc. and does not include any of its subsidiaries. All other capitalized terms used in this section and not otherwise defined have the meanings assigned to them in the Indentures.

GENERAL

  The Indentures do not limit the amount of Debt Securities which can be issued thereunder and provide that Debt Securities may be issued in one or more series, in such form, with such terms and up to the aggregate principal amount authorized from time to time by the Company. (Sections 2.01 and 2.02 of the Indentures)

  Reference is made to the Prospectus Supplement for the following terms of the Offered Securities: (i) the designation (including whether they are Senior Debt Securities, Senior Subordinated Debt Securities or Subordinated Debt Securities), aggregate principal amount, authorized denominations and currency or currencies in which principal, premium, if any, and interest on the Offered Securities are payable; (ii) whether the Offered Securities are to be issuable initially in temporary global form and whether any of the Offered Securities are issuable in permanent global form as Global Securities; (iii) whether the Offered Securities are to be issuable as Registered Debt Securities or Bearer Debt Securities or both; (iv) the index or indices used to determine the amount of payments of principal, premium, if any, and interest on the Offered Securities; (v) the percentage of their principal amount at which such Offered Securities will be issued; (vi) the date on which the Offered Securities will mature (which may be fixed or extendible); (vii) the rate or rates (which may be fixed or variable) per annum, if any, at which the Offered Securities will bear interest and the date from which such interest will accrue; (viii) the times at which any such interest will be payable and with respect to Registered Debt Securities the record date for the interest payable on any interest payment date; (ix) any mandatory or optional sinking fund or analogous provisions; (x) the date or dates, if any, on or after which, or the circumstances under which, and the price or prices (and form or method of payment thereof) at which the Offered Securities may be redeemed, purchased or exchanged at the option of the Company or any holder; (xi) the initial conversion price per share or conversion rate at which Offered Securities that are convertible will be converted into Series A TCI Group Common Stock, any specific terms relating to the adjustment thereof that are in addition to or different from those described herein and the period during which such Offered Securities may be so converted; (xii) the terms of any guarantee by the Parent of the payment of principal, premium, if any, or interest on the Offered Debt Securities; (xiii) any covenants or Events of Default that are in addition to or different from those described herein; and (xiv) any other specific terms. Reference is made to the Prospectus Supplement with respect to the designation and qualification of the Trustee under the Senior Subordinated Indenture and the Subordinated Indenture.

  If the purchase price of any Offered Securities is denominated in one or more foreign currencies, foreign currency units or composite currencies, or if the principal, premium, if any, and interest on any Offered Securities are payable in one or more foreign currencies, foreign currency units or composite currencies, the restrictions, elections, general tax considerations, specific terms and other information with respect to such Offered Securities and such foreign currency or currencies or foreign currency unit or units or composite currencies will be set forth in the applicable Prospectus Supplement.

  Debt Securities may be issued under the Indentures as Original Issue Discount Securities to be sold at a substantial discount below their principal amount ("original issue discount"). The issue price of Offered Securities that are Original Issue Discount Securities, the amount of the original issue discount with respect thereto, the manner and rate or rates per annum (which may be fixed or variable) at which such original issue discount shall accrue, the yield to maturity represented thereby, the date or dates from or to which or period or periods during which such original issue discount shall accrue, the portion of the principal amount of such Offered Securities that will be payable upon acceleration of the maturity thereof or upon the optional or mandatory redemption, purchase or exchange thereof, and any other specific terms thereof will be described in the Prospectus Supplement relating thereto, together with special federal income tax and other considerations applicable to such Offered Securities.

SENIOR DEBT SECURITIES

  The Senior Indenture contains, among others, the following covenants which will apply to Offered Securities that are Senior Debt Securities unless otherwise provided in the Prospectus Supplement for such Offered Securities:

  Change of Control. With respect to the Senior Debt Securities of any series, if both (i) a Change of Control shall occur at any time after the date on which Senior Debt Securities of such series are first issued and on or prior to the maturity thereof (or during such other period as may be specified for such series in the related

Prospectus Supplement) and (ii) on any date which occurs during the period commencing 90 days before and ending 90 days after the date that a public filing has been made with the Commission or other general public disclosure has been made indicating the occurrence of such Change of Control, two or more National Rating Agencies shall downgrade their respective ratings of the Senior Debt Securities of such series from the ratings in effect at the beginning of such 180-day period (each a "Downgrading Agency") (except that if a National Rating Agency shall have downgraded its rating of the Senior Debt Securities of such series during the 90-day period prior to such public foreclosure disclosure, such National Rating Agency shall not be deemed a Downgrading Agency if it upgrades its rating of the Senior Debt Securities of such series, by the close of business on the date of such public disclosure, to at least the rating (the "Threshold Rating") it had given to the Senior Debt Securities of such series as of the beginning of such 180-day period and shall not thereafter downgrade such rating to below the Threshold Rating during such 180-day period) (the occurrence of the conditions specified in both (i) and (ii) being a "Put Event") (except that a Put Event shall not be deemed to have occurred if there are at least two National Rating Agencies that have ratings of the Senior Debt Securities of such series in effect at the beginning of such 180-day period that are not Downgrading Agencies), then each holder of Senior Debt Securities of such series shall have the right to require the Company to repurchase all or any portion of such holder's Senior Debt Securities of such series at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (or if the Senior Debt Securities of such series are Original Issue Discount Securities, 100% of that portion of the principal amount specified in the terms of that series that would be payable if the maturity thereof were accelerated pursuant to the Senior Indenture), all as provided in, and subject to the terms of, the Senior Indenture, as the Senior Indenture may be supplemented in connection with the issuance of series of Senior Debt Securities thereunder. Subsequent to the occurrence of a Put Event, the Company will give a notice to each holder of Senior Debt Securities of such series setting forth, among other things, details regarding the right of such holder to require the Company to repurchase such holder's Senior Debt Securities of such series, the purchase date, and the name and address of the Paying Agent (which for this purpose will, in the case of Registered Securities, be the Trustee and, in the case of Bearer Securities, will be a Paying Agent in a place of payment located outside the United States) to which such Senior Debt Securities are to be presented and surrendered. The Company will not be obligated, with respect to the Senior Debt Securities of any series, to purchase such Senior Debt Securities or give notice to the holders thereof with respect to more than one Put Event. (Section 4.02 of the Senior Indenture) The obligation of the Company to purchase Senior Debt Securities put to it pursuant to this covenant will rank senior to its obligations in respect of the Senior Subordinated Debt Securities and the Subordinated Debt Securities. The applicability of this covenant is limited to the circumstances described above and this covenant is not designed to, and may not, provide rights to the holders of Senior Debt Securities in all circumstances in which the market value of the Senior Debt Securities held by them may be adversely affected, whether as the result of the Company's engaging in a highly leveraged transaction or otherwise.

  The Company will comply with any applicable requirements of Rule 14e-1 promulgated under the Exchange Act and any applicable securities laws and regulations in connection with the performance of its obligations under this covenant.

  Limitation on Liens. Subject to certain specified exceptions, as long as any Senior Debt Securities of a series entitled to the benefit of this covenant are outstanding, the Company will not, and will not permit any Restricted Subsidiary to, create, incur or assume any Lien on Restricted Property to secure the payment of Funded Debt of the Company or any Restricted Subsidiary if immediately after the creation, incurrence or assumption of such Lien, the aggregate outstanding principal amount of all Funded Debt of the Company and the Restricted Subsidiaries that is secured by Liens on Restricted Property would exceed fifteen percent (15%) of the Maximum Funded Debt Amount, unless effective provision is made whereby the Senior Debt Securities (together with, if the Company shall so determine, any other Funded Debt ranking equally with the Senior Debt Securities, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Funded Debt (but only for so long as such Funded Debt is so secured). (Section 4.04 of the Senior Indenture)

  Limitation on Restricted Subsidiary Funded Debt. As long as any Senior Debt Securities of a series entitled to the benefit of this covenant are outstanding, the Company will not permit any Restricted Subsidiary to incur or assume any Funded Debt if immediately after the incurrence or assumption of such Funded Debt, the aggregate outstanding principal amount of all Funded Debt of the Restricted Subsidiaries would exceed fifteen percent (15%) of the Maximum Funded Debt Amount. Notwithstanding the foregoing, any Restricted Subsidiary may incur Funded Debt to extend, renew or replace Funded Debt of such Restricted Subsidiary provided that the principal amount of the Funded Debt so incurred does not exceed the principal amount of the Funded Debt extended, renewed or replaced thereby immediately prior to such extension, renewal or replacement plus any premium, accrued and unpaid interest or capitalized interest payable thereon. (Section 4.05 of the Senior Indenture) The Senior Indenture does not limit the incurrence of Funded Debt, or any other debt, secured or unsecured, by the Company, except as described under "Limitation on Liens," or by any Unrestricted Subsidiary.

  Designation of Restricted Subsidiaries. With respect to the Senior Debt Securities of any series, the Company may designate an Unrestricted Subsidiary as a Restricted Subsidiary or designate a Restricted Subsidiary as an Unrestricted Subsidiary at any time, provided that (1) immediately after giving effect to such designation, the Leverage Ratio of the Restricted Group is not greater than 8.0:1 and the Company and the Restricted Subsidiaries are in compliance with the "Limitation on Liens" and "Limitation on Restricted Subsidiary Funded Debt" covenants, and (2) an Officers' Certificate with respect to such designation is delivered to the Trustee within 75 days after the end of the fiscal quarter of the Company in which such designation is made (or, in the case of a designation made during the last fiscal quarter of the Company's fiscal year, within 120 days after the end of such fiscal year), which Officers' Certificate shall state the effective date of such designation. The Company shall make the initial designation of Restricted Subsidiaries with respect to the Senior Debt Securities of any series, and deliver the required Officers' Certificate with respect thereto to the Trustee, on or prior to the date of initial issuance of Senior Debt Securities of such series. (Section 4.03 of the Senior Indenture)

  Definitions. The following are certain of the terms defined in the Senior Indenture (Section 1.01):

  "Change of Control" means the occurrence of either of the following events (to the extent applicable): (A) the acquisition by any person (other than the Parent, the Company, any Subsidiary or Parent Subsidiary or any Controlling Person) during any period of twelve (12) consecutive months of beneficial ownership of shares of the Class A Stock or Class B Stock or both representing in the aggregate thirty percent (30%) or more of the combined voting power of all shares of the Class A Stock and Class B Stock, calculated on a fully diluted basis as of the date immediately prior to the date of such acquisition (or, if there be more than one acquisition during such twelve-month period, the date of the last such acquisition); provided, however, that notwithstanding the foregoing, no Change of Control shall be deemed to have occurred if and for so long as the shares of the Class A Stock and Class B Stock beneficially owned by the Parent, the Parent Subsidiaries (other than the Company and its Subsidiaries) and the Controlling Persons represent in the aggregate 30% or more of the combined voting power of all shares of the Class A Stock and Class B Stock calculated on a fully diluted basis, or (B) for so long as the Company is a Parent Subsidiary, the acquisition by any person (other than the Parent, any Parent Subsidiary or any Controlling Person) during any period of twelve (12) consecutive months of beneficial ownership of shares of common stock of the Parent representing in the aggregate thirty percent (30%) or more of the combined voting power of all shares of the Parent's common stock, calculated on a fully diluted basis as of the date immediately prior to the date of such acquisition (or, if there be more than one acquisition during such twelve-month period, the date of the last such acquisition); provided, however, that notwithstanding the foregoing no Change of Control shall be deemed to have occurred if and for so long as the shares of the Parent's common stock beneficially owned by the Controlling Persons represent in the aggregate 30% or more of the combined voting power of all shares of the Parent's common stock calculated on a fully diluted basis.

  "Class A Stock" means the Class A Common Stock, $1.00 par value, of the Company as it exists on the date of the Senior Indenture and stock of any other class into which such Class A Common Stock may thereafter have been changed.

  "Class B Stock" means the Class B Common Stock, $1.00 par value, of the Company as it exists on the date of the Senior Indenture and stock of any other class into which such Class B Common Stock may thereafter have been changed.

  "Company" means TCI Communications, Inc., a Delaware corporation, until a successor replaces it pursuant to the applicable provisions of the Senior Indenture and thereafter means the successor.

  "Controlling Person" means each of (1) the Chairman of the Board of the Parent as of the date of the Senior Indenture, (2) the President of the Parent as of the date of the Senior Indenture, (3) each of the directors of the Parent as of the date of the Senior Indenture, (4) the respective family members, estates and heirs of each of the persons referred to in clauses (1) through (3) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs,
(5) Kearns-Tribune Corporation, a Delaware corporation, or any successor thereto by merger or consolidation and (6) the trustee under the Parent's Employee Stock Purchase Plan or any successor plan or any other employee stock ownership or other employee benefit plan of the Parent or the Company or of any Subsidiary or Parent Subsidiary. As used with respect to any person, the term "family member" means the spouse, siblings and lineal descendants of such person. The trustee under the Parent's Employee Stock Purchase Plan or any successor plan or any other employee stock ownership or other employee benefit plan of the Parent or the Company or of any Subsidiary or Parent Subsidiary shall be deemed to have beneficial ownership of all shares of common stock of the Parent or the Company held under the plan, whether or not allocated to or vested in participants' accounts.

  "Debt" of any person means:

  (1) any indebtedness of such person (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities;

  (2) any guarantee by such person of any indebtedness of others described in the preceding clause (1); and

  (3) any amendment, extension, renewal or refunding of any such indebtedness or guarantee.

  "Funded Debt" of any person means, as of the date as of which the amount thereof is to be determined, without duplication, all indebtedness of such person for borrowed money and all guaranties by such person of any indebtedness of others for borrowed money, which by its terms has a final maturity, duration or payment date more than one year from the date of determination thereof (including, without limitation, any balance of such indebtedness which was Funded Debt at the time of its creation maturing within one year from such date of determination) or which has a final maturity, duration or payment date within one year from such date of determination but which by its terms may be renewed or extended at the option of such person for more than one year from such date of determination, whether or not theretofore renewed or extended. When used with respect to the Company or any Restricted Subsidiary, the term "Funded Debt" excludes (1) any indebtedness of the Company or any Restricted Subsidiary to the Company or another Restricted Subsidiary, (2) any guarantee by the Company or any Restricted Subsidiary of indebtedness of the Company or another Restricted Subsidiary, provided that such guarantee is not secured by a Lien on Restricted Property, and (3) with respect to any series of Senior Debt Securities, any indebtedness of the Company or any Restricted Subsidiary to any Unrestricted Subsidiary which indebtedness is subordinated in right of payment to the prior payment in full of the outstanding Senior Debt Securities of such series on terms no less favorable to the holders of such Senior Debt Securities than those contained in Article Ten of the Subordinated Indenture pursuant to which Subordinated Debt Securities issued by the Company are subordinated to all Senior Debt of the Company (as defined therein), without giving effect to any amendment, modification or supplement to, or discharge of, the Subordinated Indenture after the date of the Senior Indenture, and which indebtedness is not secured by a Lien on Restricted Property. For purposes of determining the outstanding principal amount of Funded Debt at any date, the amount of indebtedness issued at a price less than the principal amount thereof shall be equal to the amount of the liability in respect thereof at such date determined in accordance with generally accepted accounting principles.

  "Leverage Ratio" with respect to the Restricted Group means, as of the date of and after giving effect to any designation of an Unrestricted Subsidiary as a Restricted Subsidiary and/or any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, in each case in accordance with the "Designation of Restricted Subsidiaries" covenant, the ratio of (1) the aggregate outstanding principal amount of all Funded Debt of the Restricted Group as of such date to (2) the product of four times the Restricted Group Cash Flow for the most recent full fiscal quarter for which financial information is available on such date.

  "Lien" means any mortgage, pledge, lien, security interest, or other similar encumbrance.

  "Maximum Funded Debt Amount" means, as of any date of determination thereof, that amount which is equal to the product of (i) eight and (ii) the product of
(x) the Restricted Group Cash Flow for the most recent full fiscal quarter for which financial information is available on such date and (y) four.

  "National Rating Agency" means any of the following nationally recognized statistical rating organizations (and, in each case, any successor thereto):
Duff & Phelps Credit Rating Co.; Moody's Investors Service, Inc.; Standard & Poor's Securities, Inc.; and Fitch Investors Service, L.P.

  "Parent" means Tele-Communications, Inc., a Delaware corporation, and any successor thereof.

  "Parent Subsidiary" means a corporation, a majority of whose voting stock is owned by the Parent and/or one or more Parent Subsidiaries. Voting stock is capital stock having voting power under ordinary circumstances to elect directors.

  "Principal Property" means, as of any date of determination, any property or assets owned by any Restricted Subsidiary other than (1) any such property which, in the good faith opinion of the Board of Directors, is not of material importance to the business conducted by the Company and its Restricted Subsidiaries taken as a whole and (2) any shares of any class of stock or any other security of any Unrestricted Subsidiary.

  "Restricted Group" means, as of any date of determination, the Company and the Restricted Subsidiaries as of such date after giving effect to any designation being made on such date in accordance with the "Designation of Restricted Subsidiaries" covenant.

  "Restricted Group Cash Flow" for any period means the Restricted Group Net Income (as defined below) for such period, plus (A) the sum (without duplication) of the aggregate of each of the following items of the Company and the Restricted Subsidiaries for such period to the extent taken into account as charges to Restricted Group Net Income for such period: (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization expense and other noncash charges, (iv) extraordinary items and (v) after-tax losses on sales of assets outside of the ordinary course of business not otherwise included in extraordinary items in accordance with generally accepted accounting principles, minus (B) the sum (without duplication) of the aggregate of each of the following items of the Company and the Restricted Subsidiaries for such period to the extent taken into account as credits to Restricted Group Net Income for such period: (i) noncash credits, (ii) extraordinary items, and (iii) after-tax gains on sales of assets outside of the ordinary course of business not otherwise included in extraordinary items in accordance with generally accepted accounting principles.

  For purposes of this definition, (1) "Restricted Group Net Income" for any period means the aggregate of the net income (loss) for such period of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that (i) the net income (loss) of any person accounted for by the equity method of accounting and the net income (loss) of any Unrestricted Subsidiary shall be excluded, except that the net income of any such person or Unrestricted Subsidiary shall be included to the extent of the amount of dividends or distributions paid by such person or Unrestricted Subsidiary to the Company or a Restricted Subsidiary during such period, and (ii) except as otherwise provided in clause (2) below, the net income (loss) of any other person acquired by the Company or any Restricted Subsidiary in a transaction accounted for as a pooling of interests for any period prior to the date of such acquisition shall be excluded; and (2) if the Company or any Restricted Subsidiary consummated any acquisition or deposition of assets during the period for which Restricted Group Cash Flow is being calculated, or consummated any acquisition or disposition of assets subsequent to such period and on or prior to the date as of which the Leverage Ratio or Maximum Funded Debt Amount, as applicable, is to be determined, then, in each such case, the Restricted Group Cash Flow for such period shall be calculated on a pro forma basis as if such acquisition or disposition had occurred at the beginning of such period.

  "Restricted Property" means, as of any date of determination, any Principal Property and any shares of stock of a Restricted Subsidiary owned by the Company or a Restricted Subsidiary.

  "Restricted Subsidiary" means, as of any date of determination, a corporation a majority of whose voting stock is owned by the Company and/or one or more Restricted Subsidiaries, which corporation has been, or is then being, designated a Restricted Subsidiary in accordance with the "Designation of Restricted Subsidiaries" covenant, unless and until designated an Unrestricted Subsidiary in accordance with such covenant.

  "Subsidiary" means a corporation a majority of whose voting stock is owned by the Company and/or one or more Subsidiaries. Voting stock is capital stock having voting power under ordinary circumstances to elect directors.

  "Unrestricted Subsidiary" means, as of any date of determination, any Subsidiary of the Company that is not a Restricted Subsidiary.

SENIOR SUBORDINATED DEBT SECURITIES

  The following provisions will apply to Offered Securities that are Senior Subordinated Debt Securities unless otherwise provided in the Prospectus Supplement for such Offered Securities.

  Subordination. The indebtedness evidenced by the Senior Subordinated Debt Securities will be subordinate to the prior payment in full of all Senior Debt as described below. The Senior Subordinated Indenture does not limit Senior Debt or any other debt, secured or unsecured, of the Company or any subsidiary, except as described under "Limitation on Subordinated Debt Superior to the Senior Subordinated Debt Securities" below. Upon maturity (by acceleration or otherwise) of any Senior Debt, payment in full must be made on such Senior Debt (or duly provided for) before any payment is made on or in respect of the Senior Subordinated Debt Securities (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in Senior Subordinated Debt Securities acquired by the Company before the maturity of such Senior Debt, and payments made through the exchange of other debt obligations of the Company for such Senior Subordinated Debt Securities in accordance with the terms of such Senior Subordinated Debt Securities provided that such Debt obligations are subordinated to Senior Debt at least to the extent that the Senior Subordinated Debt Securities for which they are exchanged are so subordinated in accordance with the Senior Subordinated Indenture). During the continuance of any default in payment of the principal of, premium, if any, interest on, or other amounts due in respect of, any Senior Debt, no payment may be made by the Company on, or in respect of, the Senior Subordinated Debt Securities (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in Senior Subordinated Debt Securities acquired by the Company before such default and notice thereof, and payments made through the exchange of other debt obligations of the Company for such Senior Subordinated Debt Securities in accordance with the terms of such Senior Subordinated Debt Securities provided that such debt obligations are subordinated to Senior Debt at least to the extent that the Senior Subordinated Debt Securities for which they are exchanged are so subordinated in accordance with the Senior Subordinated Indenture). Upon any distribution of assets of the Company in any dissolution, winding up, liquidation or reorganization of the Company, payment of all amounts due in respect of the Senior Subordinated Debt Securities will be subordinated, to the extent and in the manner set forth in the Senior Subordinated Indenture, to the prior payment in full of all Senior Debt. Such subordination will not prevent the occurrence of any Event of Default. (Sections 10.01, 10.02, 10.03 and 10.11 of the Senior Subordinated Indenture) The Indenture for the Senior Debt Securities contains a cross-acceleration provision that would, among other things, permit the acceleration of the maturity of any outstanding Senior Debt Securities in the event that the maturity of any outstanding Senior Subordinated Debt Securities or Subordinated Debt Securities were accelerated. See "Defaults and Remedies" below. The instruments and agreements pursuant to which all or substantially all of the Company's Senior Debt has been incurred also contain cross-default or cross-acceleration provisions.

  Securities Senior to Junior Subordinated Debt. The indebtedness evidenced by the Senior Subordinated Debt Securities will be superior in right of payment to all Junior Subordinated Debt as described below. Upon maturity (by acceleration or otherwise) of the Senior Subordinated Debt Securities of any series, payment in full must be made thereon, or duly provided for, before any payment is made on or in respect of any Junior

Subordinated Debt (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in instruments evidencing Junior Subordinated Debt of the same issue acquired before the maturity of the Senior Subordinated Debt Securities of such series, and payments made through the exchange of other debt obligations of the Company for such Junior Subordinated Debt in accordance with the terms of such Junior Subordinated Debt provided that such debt obligations are subordinated to the Senior Subordinated Debt Securities at least to the extent that the Junior Subordinated Debt for which they are exchanged is so subordinated in accordance with the Senior Subordinated Indenture). During the continuance of any default in payment of the principal of, premium, if any, interest on, or other amounts due in respect of, the Senior Subordinated Debt Securities of any series, no payment may be made by the Company on, or in respect of, any Junior Subordinated Debt (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in instruments evidencing Junior Subordinated Debt of the same issue acquired before such default and notice thereof, and payments made through the exchange of other debt obligations of the Company for such Junior Subordinated Debt in accordance with the terms of such Junior Subordinated Debt provided that such debt obligations are subordinated to the Senior Subordinated Debt Securities at least to the extent that the Junior Subordinated Debt for which they are exchanged is so subordinated in accordance with the Senior Subordinated Indenture). Upon any distribution of assets of the Company in any dissolution, winding up, liquidation or reorganization of the Company, holders of the Senior Subordinated Debt Securities will be entitled to receive payment in full of all amounts due in respect thereof before the holders of any Junior Subordinated Debt are entitled to receive any payment on account of such Junior Subordinated Debt. (Section 4.05 of the Senior Subordinated Indenture)

  Limitation on Subordinated Debt Superior to the Senior Subordinated Debt Securities. As long as any Senior Subordinated Debt Securities remain outstanding, the Company may not create or incur any Debt which is subordinate or junior in right of payment to any Senior Debt if such Debt is superior in right of payment to the Senior Subordinated Debt Securities. (Section 4.06 of the Senior Subordinated Indenture)

  Definitions. The following are certain of the terms defined in the Senior Subordinated Indenture (Sections 4.06 and 10.01):

  "Junior Subordinated Debt" means the principal of (premium, if any) and interest on Debt of the Company created or incurred after the date of the Senior Subordinated Indenture which by its terms is subordinate in right of payment to the Senior Subordinated Debt Securities, including any Subordinated Debt Securities issued under the Subordinated Indenture.

  "Senior Debt" means the principal of (premium, if any) and interest on Debt of the Company outstanding at any time other than (i) the Senior Subordinated Debt Securities, (ii) the Company's outstanding 11 1/8% senior subordinated debentures due October 1, 2003, which shall rank pari passu with the Senior Subordinated Debt Securities, (iii) any Subordinated Debt Securities issued under the Subordinated Indenture, and (iv) Debt which by its terms is not superior in right of payment to the Senior Subordinated Debt Securities.

  The definition of "Debt" in the Senior Subordinated Indenture is the same as that in the Senior Indenture.

  Nothing in the Senior Subordinated Indenture affords holders of Senior Subordinated Debt Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company or in the event of a change of control of the Company or the Parent.

SUBORDINATED DEBT SECURITIES

  The following provisions will apply to Offered Securities that are Subordinated Debt Securities unless otherwise provided in the Prospectus Supplement for such Offered Securities:

  Subordination. The indebtedness evidenced by the Subordinated Debt Securities will be subordinate to the prior payment in full of all Senior Debt as described below. The Subordinated Indenture does not limit Senior Debt or any other debt, secured or unsecured, of the Company or any subsidiary. Upon maturity (by acceleration or otherwise) of any Senior Debt, payment in full must be made on such Senior Debt (or duly provided for) before any payment is made on or in respect of the Subordinated Debt Securities (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in Subordinated Debt Securities acquired by the Company before the maturity of such Senior Debt, and payments made through the exchange of other debt obligations of the Company for such Subordinated Debt Securities in accordance with the terms of such Subordinated Debt Securities provided that such debt obligations are subordinated to Senior Debt at least to the extent that the Subordinated Debt Securities for which they are exchanged are so subordinated in accordance with the Subordinated Indenture). During the continuance of any default in payment of the principal of, premium, if any, interest on, or other amounts due in respect of, any Senior Debt, no payment may be made by the Company on, or in respect of, the Subordinated Debt Securities (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in Subordinated Debt Securities acquired by the Company before such default and notice thereof, and payments made through the exchange of other debt obligations of the Company for such Subordinated Debt Securities in accordance with the terms of such Subordinated Debt Securities provided that such debt obligations are subordinated to Senior Debt at least to the extent that the Subordinated Debt Securities for which they are exchanged are so subordinated in accordance with the Subordinated Indenture). Upon any distribution of assets of the Company in any dissolution, winding up, liquidation or reorganization of the Company, payment of all amounts due in respect of the Subordinated Debt Securities will be subordinated, to the extent and in the manner set forth in the Subordinated Indenture, to the prior payment in full of all Senior Debt. Such subordination will not prevent the occurrence of any Event of Default. (Sections 10.01, 10.02, 10.03 and 10.11 of the Subordinated Indenture) The Indenture for the Senior Debt Securities contains a cross-acceleration provision that would, among other things, permit the acceleration of the maturity of any outstanding Senior Debt Securities in the event that the maturity of any outstanding Senior Subordinated Debt Securities or Subordinated Debt Securities were accelerated. See "Defaults and Remedies" below. The instruments and agreements pursuant to which all or substantially all of the Company's Senior Debt has been incurred also contain cross-default or cross-acceleration provisions.

  "Senior Debt" means the principal of (premium, if any) and interest on Debt of the Company outstanding at any time other than (i) the Subordinated Debt Securities and (ii) Debt which by its terms is not superior in right of payment to the Subordinated Debt Securities. The definition of "Debt" in the Subordinated Indenture is the same as that in the Senior Indenture.

  Nothing in the Subordinated Indenture affords holders of Subordinated Debt Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company or in the event of a change of control of the Company or the Parent.

CONVERTIBLE DEBT SECURITIES

  In addition to the provisions described under the applicable of "Senior Debt Securities", "Senior Subordinated Debt Securities" or "Subordinated Debt Securities" above, the following provisions will apply to Offered Securities that are convertible Debt Securities unless otherwise provided in the Prospectus Supplement for such Offered Securities:

  For purposes of the conversion provisions of each Indenture, "Parent Stock" means the Series A TCI Group Common Stock and any other capital stock into which the Parent Stock may be changed after the date of such Indenture. (Section 1.01 of the Indentures)

  Conversion. The holder of any convertible Debt Security will have the right, exercisable at any time up to and including the maturity date thereof (or such shorter period as may be specified for any series of convertible Debt Securities in the Prospectus Supplement relating thereto), unless previously redeemed or otherwise purchased, to convert such Debt Security at the principal amount thereof (or, if such Debt Security is an Original Issue Discount Security, such portion of the principal amount thereof as is specified in the terms of such Debt Security) into shares of Parent Stock at the conversion price or conversion rate set forth in the Prospectus Supplement, subject to adjustment as described below. The holder of a convertible Debt Security may convert a portion thereof if the portion to be converted and the remaining portion of such Debt Security are in denominations issuable for that series of Debt Securities. (Section 10.01 of the Senior Indenture and Section 11.01 of the Senior Subordinated and Subordinated Indentures) In the case of Debt Securities called for redemption, conversion rights will expire at the close of business on such day on or prior to the redemption date as may be specified in the Prospectus Supplement.

  The conversion price or conversion rate of the convertible Debt Securities, or the securities or other property to be received on conversion, is subject to adjustment upon the occurrence of certain events, including (i) the payment of a dividend or the making of a distribution in shares of Parent Stock to holders of Parent Stock or the payment of a dividend or the making of a distribution to holders of Parent Stock payable in shares of the Parent's capital stock other than Parent Stock; (ii) the subdivision, combination or reclassification of outstanding shares of Parent Stock; (iii) the issuance to all holders of Parent Stock of rights or warrants entitling them (for a period not exceeding 45 days or such other period as may be specified in the Prospectus Supplement) to purchase shares of Parent Stock (or, unless otherwise provided in the Prospectus Supplement, securities (other than the convertible Debt Securities and shares of Tele-Communications, Inc. Series B TCI Group Common Stock) convertible into Parent Stock) at a price per share (or, in the case of such convertible securities, having a conversion price per share after adding thereto an allocable portion of the exercise price of the right or warrant to purchase such convertible securities) less than the Average Market Price on the Determination Date (each as defined in the Indentures) per share of such Parent Stock; (iv) the distribution to all holders of Parent Stock of evidences of indebtedness or assets (excluding cash dividends or distributions unless otherwise provided in the Prospectus Supplement) or certain rights or warrants (other than those referred to above); and (v) certain mergers, consolidations or sales of assets. In the case of any such dividend or distribution on the Parent Stock of shares of capital stock, subdivision, combination or reclassification, the holder of each outstanding convertible Debt Security will have the right to convert such Debt Security into the kind and amount of securities which he would have owned immediately after such event if he had converted such Debt Security immediately before the record date for or effective date of, as the case may be, such event. In the case of any such merger, consolidation or sale of assets, the holder of each outstanding convertible Debt Security will have the right to convert such Debt Security into the kind and amount of securities, cash or other assets receivable upon such merger, consolidation or sale by a holder of the number of shares of Parent Stock into which such Debt Security could have been converted immediately before the effective date of such transaction (assuming such holder of Parent Stock failed to exercise any rights of election and received per share of Parent Stock the kind and amount of securities, cash or other assets received per share by a plurality of the non-electing shares.) In the case of any such issuance of rights or warrants which expire within 45 days (or such other period as may be specified in the Prospectus Supplement) after the record date for the determination of stockholders entitled to receive the rights or warrants, or any such distribution of evidences of indebtedness or assets or other rights or warrants, the conversion price or conversion rate will be adjusted pursuant to formulas contained in the Indentures. However, no adjustment to the conversion price or conversion rate need be made if the holders may participate in the transaction or in certain other cases.

  In addition to the foregoing adjustments, the Company will be permitted to make such reductions in the conversion price or increases in the conversion rate as it considers to be advisable. Unless otherwise provided in the Prospectus Supplement, the Company is not required to make adjustments in the conversion price or conversion rate of less than 1% of the initial conversion price or conversion rate, as the case may be, but any adjustment that would otherwise be required to be made will be taken into account in the computation of any subsequent adjustment. No adjustment is required in respect of the issuance of Parent Stock under any dividend or interest reinvestment plan of the Parent. Fractional shares of Parent Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment. No payment or adjustment will be made upon any conversion on account of any interest (or, in the case of Original Issue Discount Securities, original issue discount) accrued on the convertible Debt Securities surrendered for conversion or on account of any dividends on the Parent Stock issued upon conversion. Convertible Debt Securities surrendered for conversion between the record date for an interest payment, if any, and the interest payment date (except convertible Debt Securities called for redemption on a redemption date during such period) may be required to be accompanied by payment of an amount equal to the interest thereon which the registered holder is to receive. (Article Ten of the Senior Indenture and Article Eleven of the Senior Subordinated and Subordinated Indentures)

GUARANTEES OF DEBT SECURITIES

  The Parent may, at its option, unconditionally guarantee to the holders of Offered Securities the full and prompt payment of principal, premium, if any, and interest on such Offered Securities when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The terms of any such guarantee (a "Guarantee") will be set forth in a supplement to the applicable Indenture. Any such Guarantee will be an unsecured obligation of the Parent. Any right of payment of the holders of Senior Debt Securities under a Guarantee will be prior to any right of payment of the holders of Senior Subordinated Debt Securities and Subordinated Debt Securities under a Guarantee, and any right of payment of the holders of Senior Subordinated Debt Securities under a Guarantee will be prior to any right of payment of the holders of Subordinated Debt Securities under a Guarantee.

  If a Guarantee is issued by the Parent with respect to any Offered Securities, reference is made to the Prospectus Supplement for such Offered Securities for a description of the specific terms of such Guarantee, including events of default relating thereto and, where applicable, subordination provisions of such Guarantee and covenants of the Parent. Unless otherwise specified in the applicable Prospectus Supplement, Offered Securities will not be guaranteed by the Parent.

DENOMINATION AND FORM

  Unless otherwise indicated in the Prospectus Supplement, the Offered Securities will be Registered Debt Securities denominated in U.S. Dollars and will be issued only in denominations of $1,000 and integral multiples of $1,000. (Section 2.03 of the Senior Subordinated and Subordinated Indentures and Sections 2.01 and 2.03 of the Senior Indenture) Under the Senior Indenture, Debt Securities of any series may be issuable as Registered Debt Securities, Bearer Debt Securities (with or without coupons attached) or both, and may be issuable in whole or in part in the form of one or more Global Securities. In addition, the Senior Indenture provides that Debt Securities may be denominated or payable in one or more foreign currencies, foreign currency units or composite currencies. (Sections 2.01 and 2.02 of the Senior Indenture) Unless otherwise indicated in the applicable Prospectus Supplement, Bearer Debt Securities denominated in U.S. Dollars will be issued only in the denomination of $5,000 with coupons attached. (Sections 2.01 and 2.03 of the Senior Indenture) A Global Security will be issued in a denomination equal to the aggregate principal amount of outstanding Debt Securities represented by such Global Security. (Section 2.10 of the Senior Indenture and Section 2.15 of the Senior Subordinated and the Subordinated Indentures) The Prospectus Supplement relating to a series of Debt Securities denominated other than in U.S. Dollars will specify the authorized denominations thereof.

  During the "restricted period," as defined in Treasury Regulation Section 1.163-5(c)(2)(i)(D)(7), no Bearer Debt Security may be offered or sold (or resold in connection with its original issuance) in the United States or its possessions or to a United States person (subject to certain exceptions). Further, no Bearer Debt Security may be mailed or otherwise delivered to any location in the United States or its possessions in connection with a sale that occurred during the restricted period. Offered Securities that are Bearer Debt Securities will be subject to certification requirements as to the ownership of such Bearer Debt Security (including beneficial interests in a Global Security representing such Bearer Debt Security) which will be described in the applicable Prospectus Supplement. See "Limitations on Issuance of Bearer Debt Securities."

REGISTRAR, PAYING AGENT, CONVERSION AGENT

  The Company will maintain an office or agency where Registered Debt Securities of each series may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Debt Securities of each series may be presented for payment ("Paying Agent") and an office or agency where Debt Securities of each series that is convertible may be presented for conversion ("Conversion Agent"). The Company may have one or more co-Registrars, one or more additional Paying Agents and one or more additional Conversion Agents with respect to any series of Debt Securities and the Company or any of its subsidiaries may act as Paying Agent, Registrar or co-Registrar or Conversion Agent. Unless otherwise indicated in an applicable Prospectus Supplement, each Trustee will initially act as Paying Agent and Registrar for each series of Debt Securities issued under its respective Indenture and as Conversion Agent for any series that is convertible. The Company may change any Paying Agent, Registrar or co-Registrar or Conversion Agent at any time without notice to the holders of Debt Securities, except as described below with respect to Debt Securities issued under the Senior Indenture. The Company will promptly notify the Trustee of the name and address of any such Agent. (Section 2.05 of the Indentures)

  The Senior Indenture also provides that if Debt Securities of a series are issuable as Bearer Debt Securities, the Company will maintain (i) in the Borough of Manhattan, The City of New York, an office or agency where any Registered Debt Securities of that series may be presented or surrendered for payment and for registration of transfer, where Debt Securities of that series may be surrendered for exchange and where Bearer Debt Securities of that series and related coupons may be presented or surrendered for payment in the circumstances described under "Payment" below, and (ii) subject to any laws or regulations applicable thereto, in a place of payment for Debt Securities of that series located outside the United States, an office or agency where any Registered Debt Securities of that series may be surrendered for registration of transfer, where Debt Securities of that series may be surrendered for exchange and where Debt Securities of that series and any related coupons may be presented and surrendered for payment, provided that if the Debt Securities of that series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Debt Securities of that series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Debt Securities of that series are listed on such exchange. Any Paying Agents outside the United States initially designated by the Company for the Offered Securities will be named in the applicable Prospectus Supplement. The Company will promptly notify the Trustee and the holders of Senior Debt Securities of a series of the location and any change in the location of any office or agency which it is required to maintain for the Senior Debt Securities of such series. (Section 4.01 of the Senior Indenture)

TRANSFER AND EXCHANGE

  Registered Debt Securities of any series (other than a Global Security, except as provided under "Global Securities") will be exchangeable at the option of the holder for other Registered Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. (Section 2.08 of the Indenture) In addition, if Debt Securities of any series issued under the Senior Indenture are issuable as both Registered Debt Securities and Bearer Debt Securities, then, if so provided with respect to the Debt Securities of such series, at the option of the holder and subject to the terms of such Indenture, Bearer Debt Securities (with, except as provided below, all related unmatured coupons and all related matured coupons in default) of such series will be exchangeable for Registered Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Debt Securities surrendered in exchange for Registered Debt Securities between a regular record date or, in certain circumstances, a special record date, for an interest payment and the relevant interest payment date shall be surrendered without the coupon relating to such interest payment date attached and interest will not be payable on such interest payment date in respect of the Registered Debt Security issued in exchange for such Bearer Debt Security, but will be payable only to the holder of such coupon in accordance with the terms of the Senior Indenture. Unless otherwise specified in the applicable Prospectus Supplement, Bearer Debt Securities will not be issued in exchange for Registered Debt Securities. (Section 2.08 of the Senior Indenture)

  Debt Securities of any series may be surrendered for exchange as provided above, and Registered Debt Securities of any series (other than a Global Security, except as provided under "Global Securities") may be surrendered for registration of transfer, at the office or agency designated by the Company for such purpose with respect to such series of Debt Securities. Bearer Debt Securities will be transferable by delivery. (Section 2.14 of the Senior Indenture) Every Registered Debt Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed or accompanied by appropriate transfer documents duly executed. No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any taxes and other governmental charges that may be imposed in relation thereto. (Section 2.08 of the Indentures)

  The Company and the Registrar need not transfer or exchange any Debt Securities selected for redemption or purchase (except, in the case of Debt Securities to be redeemed or purchased in part, the portion thereof not to be redeemed or purchased) or any Debt Securities in respect of which a notice requiring the purchase or redemption thereof by the Company at the option of the holder thereof has been given and not withdrawn by such holder in accordance with the terms of such Debt Securities (as described, if applicable, in the Prospectus Supplement) (except, in the case of Debt Securities to be so purchased or redeemed in part, the portion thereof not to be so purchased or redeemed). (Section 2.08 of the Indentures) A Bearer Debt Security so selected for redemption or purchase or in respect of which a notice requiring the redemption or purchase thereof by the Company at the option of the holder thereof has been given and not so withdrawn may however, if so provided with respect to the Debt Securities of such series, be exchanged for a Registered Debt Security of that series and like tenor, provided that such Registered Debt Security is simultaneously surrendered for redemption or purchase, as the case may be. (Section 2.08 of the Senior Indenture)

  The Senior Subordinated Indenture and the Subordinated Indenture also provide that the Registrar need not transfer or exchange any Debt Securities of a particular series during a period of 15 days before a selection of Debt Securities of such series to be redeemed. (Section 2.08 of the Senior Subordinated and the Subordinated Indentures) The Senior Indenture provides that the Company shall not be required to issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (i) if Debt Securities of that series are issuable only as Registered Debt Securities, the date of the mailing of the relevant notice of redemption, and (ii) if Debt Securities of that series are issuable as Bearer Debt Securities, the date of the first publication of the relevant notice of redemption or, if Debt Securities of that series are also issuable as Registered Debt Securities and there is no publication, the mailing of the relevant notice of redemption. (Section 2.08 of the Senior Indenture)

  Prior to due presentment of a Registered Debt Security for registration of transfer, the person in whose name such Registered Debt Security is registered may be treated as the owner of it for all purposes. (Section 2.14 of the Indentures) The bearer of any Bearer Debt Security and the bearer of any coupon appertaining thereto may be treated as the owner of such Bearer Debt Security or coupon for all purposes. (Section 2.14 of the Senior Indenture)

GLOBAL SECURITIES

  The Indentures provide that the Debt Securities of any series thereunder may be issued in whole or in part in the form of one or more Global Securities, which Global Securities may be issued in registered form (or, in the case of Senior Debt Securities, bearer form) and in either temporary or permanent form. (Sections 2.10 and 2.11 of the Senior Indenture and Sections 2.11 and
2.15 of the Senior Subordinated and Subordinated Indentures) Each Global Security will be deposited with and, if it is issued in registered form, will be registered in the name of the depositary (or a nominee of the depositary) identified in the applicable Prospectus Supplement. (Section 2.10 of the Senior Indenture and Section 2.15 of the Senior Subordinated and Subordinated Indentures) So long as the depositary for a Global Security in registered form, or its nominee, is the registered owner of the Global Security, the depositary or its nominee, as the case may be, will be considered the sole owner of the Debt Securities represented by such Global Security for all purposes under the Indenture. (Section 2.14 of the Indentures) Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global Security may not be transferred except as a whole by the depositary for such Global Security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee to a successor depositary or any nominee of such successor. (Section 2.08 of the Indentures) Unless otherwise specified in the applicable Prospectus Supplement, if the depositary with respect to any Global Security is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days of such time, or if the Company, in its sole discretion, at any time determines that any series of Debt Securities issued or issuable in the form of a Global Security shall no longer be represented by such Global Security, then in either such event the Global Security shall be exchanged for Debt Securities in definitive form pursuant to the applicable Indenture. Further, if so specified by the Company with respect to the Debt Securities of a series and described in the applicable Prospectus Supplement, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company and the depositary for such Global Security, receive Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities in authorized denominations and of like tenor of the series represented by such Global Security, equal in principal amount to such beneficial interest, and to have such Debt Securities registered in its name (if the Debt Securities of such series are issuable as Registered Debt Securities). (Section 2.08 of the Indentures) See, however, "Limitations on Issuance of Bearer Debt Securities" below for a discussion of certain restrictions on the delivery of a Bearer Debt Security in definitive form in exchange for an interest in a Global Security. Except as described above, unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable Indenture.

  Any specific terms of the depositary arrangement with respect to a series of Debt Securities or any part thereof will be described in the applicable Prospectus Supplement. The Company anticipates that the following provisions will apply to all depositary arrangements.

  Upon the issuance of a Global Security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to beneficial interests of participants in the depositary), or by participants in the depositary or persons that may hold interest through such participants (with respect to beneficial interests of persons other than participants in the depositary). Ownership of beneficial interests in a Global Security will be limited to participants or persons that hold interests through participants.

  Subject to the restrictions discussed under "Limitations on Issuance of Bearer Debt Securities" below, payments of the principal of and any premium and interest on Debt Securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Debt Securities. None of the Company, the Trustee, any Paying Agent or the Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 2.14 of the Indentures)

  The Company expects that the depositary for Debt Securities of a series, upon receipt of any payment of principal, premium or interest in respect of a Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. With respect to a Global Security that represents in whole or in part Debt Securities of a series that are issuable as Bearer Debt Securities, receipt by owners of beneficial interests in such Global Security of payments in respect of such Global Security will be subject to the restrictions discussed under "Limitations on Issuance of Bearer Debt Securities" below.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES

  In compliance with United States federal tax laws and regulations, Bearer Debt Securities (including beneficial interests in a Global Security that represents Bearer Debt Securities) may not be offered or sold (or resold in connection with their original issuance) during the "restricted period," as defined in Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7), in the United States or its possessions or to United States persons (each as defined below) other than to (i) a Qualifying Foreign Branch of a United States Financial Institution (as defined below), (ii) a United States person who acquires and holds the obligation through the Qualifying Foreign Branch of a United States Financial Institution, (iii) a United States office of an "exempt distributor," as defined in Treasury Regulation Section 1.163-5(c)(2)(i)(D)(5), (iv) the United States office of an international organization, as defined in Section 7701(a)(18) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder, or (v) the United States office of a foreign central bank, as defined in Section 895 of the Code and the regulations thereunder. In addition, Bearer Debt Securities may not be delivered within the United States or its possessions in connection with a sale that occurred during the restricted period. Any underwriters, agents and dealers participating in the offering of Offered Securities must agree that they will not offer any Bearer Debt Securities for sale or resale in the United States or its possessions or to United States persons (other than a person specified in clause (i), (ii), (iii), (iv) or (v) above) or deliver Bearer Debt Securities within the United States or its possessions. The term "Qualifying Foreign Branch of a United States Financial Institution" means a branch located outside the United States of a United States financial institution (as defined in Treasury Regulation Section 1.165-12(c)(1)(v)) that provides a certificate within a reasonable time (or a blanket certificate in the year the Debt Security is issued or either of the preceding two calendar years) stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code and the regulations thereunder. The term "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof and an estate or trust the income of which is subject to United States federal income taxation regardless of its source; the term "United States" means the United States of America (including the States and the District of Columbia), and the term "possessions" includes, but is not limited to, Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

  United States federal tax laws and regulations also require that the owner of an obligation issuable in bearer form or the financial institution (as defined in the preceding paragraph) or clearing organization through which the owner directly or indirectly holds such obligation must provide the issuer of the obligation with a certificate on the earlier of the date of the first actual payment of interest on the obligation or the date of delivery by the issuer of the obligation in definitive form stating that on such date the obligation is owned by (a) a person that is not a United States person, (b) a person described in clause (i) or (ii) of the preceding paragraph, or (c) a financial institution for purposes of resale during the restricted period, but not for resale directly or indirectly to a United States person or to a person within the United States or its possessions. A certificate described in clause
(a) or (b) above may not be given with respect to an obligation that is owned by a financial institution for purposes of resale during the restricted period. When the required certificate is provided by a clearing organization, the certificate must be based upon statements provided to it by its member organizations. For purposes of the foregoing, a "temporary global security," as defined in Treasury Regulation Section 1.163-5(c)(1)(ii)(B), is not considered to be an obligation in definitive form. In compliance with the foregoing, if the Offered Securities are of a series of Debt Securities issuable as Bearer Debt Securities, the delivery thereof (including delivery in exchange for an interest in a Global Security) and the payment of interest thereon, as applicable, will be subject to the satisfaction of certification requirements that will be specified by the Company in accordance with the Senior Indenture in connection with the establishment of such series and will be described in the applicable Prospectus Supplement. (Sections 2.02 and 2.04 of the Senior Indenture) The Senior Indenture also provides that no Bearer Debt Security (including a Global Security that represents Bearer Debt Securities) will be mailed or otherwise delivered to any location in the United States or its possessions. (Section 2.04 of the Senior Indenture)

  Bearer Debt Securities and any coupons appertaining thereto will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal

Revenue Code." Under Sections 165(j) and 1287(a) of the Code, holders that are United States persons, with certain exceptions, will not be entitled to deduct any loss on Bearer Debt Securities and must treat as ordinary income any gain realized on the sale or other disposition (including the receipt of principal) of Bearer Debt Securities.

PAYMENT

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Bearer Debt Securities (other than a Global Security) will be made, subject to any applicable laws and regulations, at the offices of such Paying Agent or Paying Agents outside the United States as the Company may designate from time to time, except that, at the option of the Company (or, if so specified in the applicable Prospectus Supplement, at the option of the holder), payment of interest may be made by check (provided the same is not mailed to an address inside the United States) or by wire transfer to an account located outside the United States maintained by the payee. (Sections 2.13 and 4.01 of the Senior Indenture) Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Debt Securities on any interest payment date will be made only against surrender of the coupon relating to such interest payment date. (Section 2.13 of the Senior Indenture) No payment with respect to any Bearer Debt Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained in the United States. Notwithstanding the foregoing, payments of principal of and any premium and interest on Bearer Debt Securities denominated and payable in U.S. Dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount thereof in U.S. Dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 4.01 of the Senior Indenture)

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Registered Debt Securities (other than a Global Security) will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the security register or, if so specified with respect to the Registered Debt Securities of any series issued under the Senior indenture, by wire transfer to an account designated by such person. Payment of any installment of interest on Registered Debt Securities will be made to the person in whose name such Registered Debt Security is registered at the close of business on the regular record date (or, in the case of defaulted interest, special record date) for such interest payment. (Section 2.13 of the Indentures)

  All moneys paid by the Company to a Paying Agent for the payment of principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and the holder of such Debt Security or any coupon appertaining thereto will thereafter look only to the Company for payment thereof unless an applicable abandoned property law designates another person. (Section 8.03 of the Indentures)

AMENDMENT, SUPPLEMENT, WAIVER

  Subject to certain exceptions, the Indentures or the Debt Securities may be amended or supplemented, and any past default or compliance with any provision may be waived, insofar as the Debt Securities of any series are concerned, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series. (Sections 6.04 and 9.02 of the Indentures) Without the consent of any holder of Debt Securities, the Company and the Trustee may amend or supplement the Indentures or the Debt Securities to cure any ambiguity, defect or inconsistency, to permit or facilitate the issuance of Debt Securities in bearer form or to provide for uncertificated Debt Securities in global form in addition to certificated Debt Securities (so long as any "registration-required obligation," within the meaning of Section 163(f)(2) of the Code, is in registered form for purposes of the Code) or to make certain other specified changes or any change that does not materially adversely affect the rights of any holder of Debt Securities. (Section 9.01 of the Indentures)

SUCCESSOR CORPORATION

  The Company may not consolidate with or merge into, or transfer its properties and assets substantially as an entirety to, another corporation unless (i) the successor corporation, which shall be a corporation organized under the laws of the United States or a State thereof, assumes by supplemental indenture all the obligations of the Company under the Debt Securities and the Indentures, and (ii) after giving effect to such transaction, no Event of Default shall have occurred and be continuing. Thereafter, unless otherwise specified in the Prospectus Supplement, all such obligations of the Company terminate. (Section 5.01 of the Indentures)

DEFAULTS AND REMEDIES

  An Event of Default with respect to Debt Securities of any series is: (i) default for 30 days in payment of any interest on the Debt Securities of that series; (ii) default in payment of principal, premium or any other amount (other than interest) due in respect of the Debt Securities of that series at maturity, upon redemption (including default in the making of any mandatory sinking fund payment), upon purchase by the Company at the option of the holder or otherwise; (iii) failure by the Company for 30 days after receipt of written notice as provided in the Indentures to comply with any of its other agreements in the Indentures (other than agreements expressly included in the Indentures solely for the benefit of a series of Debt Securities other than that series or expressly made inapplicable to the Debt Securities of such series) or the Debt Securities of that series; (iv) (for purposes of the Senior Indenture only) acceleration of the maturity of any Debt of the Company (including Senior Debt Securities of any other series) if the aggregate principal amount (or, if applicable, issue price plus accrued original issue discount) of the Debt the maturity of which has been accelerated exceeds five percent (5%) of the aggregate principal amount of the Company's Funded Debt then outstanding and such Debt is not paid, or such acceleration is not rescinded or annulled or such acceleration is not contested by appropriate proceedings and all consequences thereof that would have a material adverse effect on the Company stayed, within 30 days after receipt of written notice as provided in the Senior Indenture; provided, however, that if, after the expiration of such 30-day period, the event of default that resulted in the acceleration of the maturity of such Debt of the Company is remedied or cured by the Company or waived by the holders of such Debt in any authorized manner or otherwise ceases to exist, then the Event of Default described in this clause (iv) resulting from such acceleration will be deemed cured and not continuing; and (v) certain events of bankruptcy or insolvency. (Section 6.01 of the Indentures) If an Event of Default occurs with respect to the Debt Securities of any series and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series may declare to be due and payable immediately (i) the principal amount of that series (or, if the Debt Securities of that series are Original Issue Discount Securities, that portion of the principal amount specified in the terms of that series) and (ii) accrued interest, if any, thereon. The Indentures provide for automatic acceleration of the maturity of such amounts upon the occurrence of certain events of bankruptcy or insolvency. (Section 6.02 of the Indentures) The Senior Indenture provides that a declaration of acceleration of the maturity of the Senior Debt Securities of any series as a result of an Event of Default described in clause (iv) above will be automatically annulled if (x) the acceleration of the Debt that is the subject of such Event of Default is declared void ab initio as a result of the Company's contest thereof or (y) the declaration of acceleration of such Debt is rescinded or annulled in any manner authorized by the instrument evidencing or creating such Debt within 90 days of the declaration of acceleration of the Senior Debt Securities of such series and, in the case of clause (y), the annulment of the declaration of acceleration under the Senior Indenture would not conflict with any judgment or decree, and, in the case of either clause (x) or (y), all other existing Events of Default (other than the non-payment of amounts that have become due with respect to such Senior Debt Securities solely by such acceleration) with respect to Senior Debt Securities of that series have been cured or waived. (Section 6.02 of the Senior Indenture) Holders of Debt Securities may not enforce the Indentures or the Debt Securities except as provided in the Indentures. (Section 6.06 of the Indentures) The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debt Securities. (Section 7.01 of the Indentures) Subject to certain limitations, holders of a majority in aggregate principal amount of the Debt Securities of any series may direct the Trustee in its exercise of any trust or power with respect to the Debt Securities of that series. (Section 6.05 of the Indentures) The Trustee may withhold from holders of Debt Securities notice of any continuing default (except a default in payment of principal, premium, if any, interest or other amounts due) if it determines that withholding notice is in their interest. (Section 7.05 of the Indentures) The Company is required to file periodic reports with the Trustee as to the absence of default. (Section 4.07 of the Senior Indenture and Section 4.03 of the Senior Subordinated and Subordinated Indentures)

NO PERSONAL LIABILITY

  No past, present or future director, officer, employee or stockholder, as such, of the Company or any successor thereof shall have any liability for any obligations of the Company under the Debt Securities or the Indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Debt Securities by accepting a Debt Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debt Securities. (Section 11.11 of the Senior Indenture and Section 12.11 of the Senior Subordinated and Subordinated Indentures)

SATISFACTION AND DISCHARGE

  The Company's obligations under the Debt Securities of any series and the applicable Indenture with respect to such series (except for the obligation to pay the principal of and premium and interest, if any, on the Debt Securities of such series and certain other specified obligations) will be satisfied and discharged in accordance with the provisions of the Indenture if either (i) all Debt Securities of such series and coupons, if any, appertaining thereto previously authenticated and delivered (other than destroyed, lost or wrongfully-taken Debt Securities or coupons which have been replaced or paid, Debt Securities or coupons for whose payment money has theretofore been held in trust and, after remaining unclaimed for two years, has been repaid to the Company, and certain coupons appertaining to Bearer Securities surrendered for exchange, redemption or purchase) have been delivered to the Trustee for cancellation or (ii) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations (or, in the case of the Senior Indenture, Government Obligations) sufficient to pay the principal of and premium and interest, if any, on all Debt Securities of such series and coupons, if any, appertaining thereto not theretofore cancelled or delivered to the Trustee for cancellation (other than Debt Securities and coupons referred to in the parenthetical in clause (i) above) to maturity or redemption, as the case may be. (Section 2.01 of the Indentures)

THE TRUSTEES

  The Trustee under the Senior Indenture is The Bank of New York. The Bank of New York acts as depositary for funds of, makes loans to, and performs other services for the Company and certain of its affiliates in the normal course of business and acts as trustee with respect to certain outstanding senior indebtedness of the Company. The Bank of New York serves as transfer agent and registrar for each series of the Parent's common stock and for the Parent's Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock. John C. Malone, a director of the Company, is a director of The Bank of New York.

  Information with respect to the Trustees under the Senior Subordinated Indenture and the Subordinated Indenture shall be provided in the applicable Prospectus Supplement.

  Any Trustee in its individual or any other capacity may become the owner or pledgee of Debt Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee provided it complies with the terms of the Indenture. (Section 7.03 of the Indentures)

ADDITIONAL INFORMATION

  The Indentures (or form thereof, as the case may be) are exhibits to the Registration Statement. Anyone who receives this Prospectus may obtain copies of the Indentures (or form thereof, as the case may be) without charge by writing to Stephen M. Brett, Esq., Senior Vice President of the Company, at the address set forth under "The Company and the Parent." The foregoing summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Indentures, including the definitions of certain terms. Wherever particular provisions or defined terms of the Indentures are referred to, such provisions or defined terms are incorporated herein by reference.

                             PLAN OF DISTRIBUTION

  The Company may sell the Offered Securities on a negotiated or competitive bid basis to or through underwriters or dealers, and also may sell the Offered Securities directly to other purchasers or through agents.

  The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If Offered Securities are offered on a competitive bid basis, the Company will receive bids by telephone or otherwise prior to a designated time. Each bid will be required to be made for all Offered Securities and the Company will reserve the right to reject any or all bids. If any bid is accepted, the Company will accept the qualified bid which in its sole and final determination will result in the lowest annual cost of money to it for the Offered Securities. No underwriter will be entitled to submit or participate as a bidder in more than one bid.

  If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Offered Securities. Unless otherwise indicated in the Prospectus Supplement, the obligations of any underwriters to purchase the Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the Offered Securities if any are purchased.

  If a dealer is utilized in the sale, the Company will sell the Offered Securities to the dealer as principal. The dealer may then resell the Offered Securities to the public at varying prices to be determined by such dealer at the time of resale.

  Offers to purchase Offered Securities may be solicited by the Company or agents designated by the Company from time to time. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  Each underwriter, dealer and agent participating in the distribution of any Offered Securities which are issuable in bearer form will agree that it will not, directly or indirectly, offer any Offered Securities in bearer form for sale or resale in the United States or its possessions or to United States persons (subject to certain exceptions) or deliver any Offered Securities in bearer form within the United States or its possessions. See "Description of Debt Securities--Limitations on Issuance of Bearer Debt Securities."

  In connection with the sale of the Offered Securities, underwriters, dealers and agents may receive compensation in the form of discounts, concessions or commissions from the Company or from purchasers of the Offered Securities for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Offered Securities may be deemed to be underwriters as that term is defined in the Securities Act, and any discounts or commissions received by them from the Company and any profits on the resale of the Offered Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such person who may be deemed to be an underwriter will be identified and any such compensation received from the Company will be described in the Prospectus Supplement.

  If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain specified institutions to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with whom such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but shall in all cases be subject to the approval of the Company. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Agents, underwriters and dealers may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make in respect thereof. Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

  The anticipated place and time of delivery for the Offered Securities will be set forth in the Prospectus Supplement.

                                 LEGAL MATTERS

  The legality of the Debt Securities, the Series A TCI Group Common Stock and the Guarantees, if any, offered hereby will be passed upon for the Company and the Parent by Baker & Botts, L.L.P., 599 Lexington Avenue, New York, New York 10022. Jerome H. Kern, special counsel to Baker & Botts, L.L.P., is a director of Tele-Communications, Inc. and holds options to purchase shares of Series A TCI Group Common Stock and Series A Liberty Media Group Common Stock. Another partner of Baker & Botts, L.L.P. holds restricted shares of Tele-Communications, Inc. Series A Liberty Media Group Common Stock.

                                    EXPERTS

  The consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and all related financial statement schedules, which appear in the December 31, 1995 Annual Report on Form 10-K of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the reports, dated March 18, 1996, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated balance sheets of TCI Communications, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholder's(s') equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and all related financial statement schedules, which appear in the December 31, 1995 Annual Report on Form 10-K of TCI Communications, Inc., have been incorporated by reference herein in reliance upon the reports, dated March 18, 1996, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The combined balance sheets of TCI Group as of December 31, 1995 and 1994, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which appear in the December 31, 1995 Annual Report on Form 10-K of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 18, 1996, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the combined financial statements refers to the effects of not consolidating TCI Group's interest in Liberty Media Group for the periods subsequent to the mergers of TCI Communications, Inc. and Liberty Media Corporation on August 4, 1994.

  The combined balance sheets of Liberty Media Group as of December 31, 1995 and 1994, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which appear in the December 31, 1995 Annual Report on Form 10-K of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 18,

1996, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The statements of operations, stockholders' equity, and cash flows of Liberty Media Corporation and subsidiaries for the year ended December 31, 1993, which appear in the December 31, 1995 Annual Report on Form 10-K of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 18, 1994, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1993 financial statements refers to a change in method of accounting for income taxes.

  The consolidated balance sheet of TeleWest plc and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations and cash flows for each of the years in the three year period ended December 31, 1995, which appear in the December 31, 1995 Annual Report on Form 10-K of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 6, 1996, of KPMG Audit plc, independent chartered accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The combined balance sheets of Cablevision (a combination of certain cable television assets of Cablevision S.A., Televisora Belgrano S.A., Construred S.A. and Univent's S.A.) as of December 31, 1994 and 1993, and the related combined statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 1994, which appear in the Current Report on Form 8-K of Tele-Communications, Inc. dated April 20, 1995, as amended, have been incorporated by reference herein in reliance upon the report, dated March 24, 1995, of KPMG Finsterbusch Pickenhayn Sibille, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The combined financial statements of VII Cable which appear in TCI's Current Report on Form 8-K dated June 19, 1996, have been incorporated by reference herein in reliance on the report dated February 14, 1996 of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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 NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR IN-CORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PRO-SPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               -----------------

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                            Page
                                                                            ----
Risk Factors............................................................... S-2
Ratio of Earnings to Fixed Charges......................................... S-2
Use of Proceeds............................................................ S-3
Description of Notes....................................................... S-4
Underwriting............................................................... S-5
Validity of the Notes...................................................... S-6
Experts.................................................................... S-6

                                  Prospectus
Available Information......................................................   2
Incorporation of Documents by Reference....................................   2
The Company and the Parent.................................................   4
Use of Proceeds............................................................   4
Ratio of Earnings to Fixed Charges.........................................   4
Description of Debt Securities.............................................   5
Plan of Distribution.......................................................  24
Legal Matters..............................................................  25
Experts....................................................................  25

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                                 $350,000,000

                           TCI COMMUNICATIONS, INC.

                  6 3/8% SENIOR NOTES DUE SEPTEMBER 15, 1999


                               -----------------

                             PROSPECTUS SUPPLEMENT
                              September 17, 1997

                               -----------------

                                LEHMAN BROTHERS

                              MERRILL LYNCH & CO.

                           BEAR, STEARNS & CO. INC.

                          CREDIT SUISSE FIRST BOSTON

                             SALOMON BROTHERS INC

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